Exhibit 99.1

News Release

Investor Contacts:	Milt Childress
Executive Vice President and Chief Financial Officer

James Gentile
Vice President, Investor Relations

Phone:	704-731-1527

Email:	investor.relations@enpro.com

Enpro Inc. 5605 Carnegie Boulevard Charlotte, North Carolina, 28209 Phone:704-731-1500 www.enpro.com

Enpro Reports Fourth Quarter and Full Year 2023 Results, Introduces 2024 Guidance

Fourth Quarter Results Full Year 2023 Highlights
(All results reflect comparisons to the respective prior-year period unless otherwise noted)

•Sales of $249.1 million decreased 8.4% and organic sales decreased 9.0%
•GAAP loss from continuing operations attributable to Enpro Inc. improved to $4.9 million, compared to a GAAP loss of $57.5 million last year
•Adjusted EBITDA* decreased 12.2% to $46.9 million
•Diluted loss per share from continuing operations attributable to Enpro Inc. improved to $0.23, compared to a diluted loss per share of $2.76
•Adjusted diluted earnings per share* decreased 8.5% to $1.19 versus $1.30 last year

Full Year 2023 Results

•Sales of $1.06 billion decreased 3.6% and organic sales decreased 3.3%
•GAAP income from continuing operations attributable to Enpro Inc. increased $10.8 million, compared to income of $6.7 million last year
•Adjusted EBITDA* decreased 7.5% to $238.0 million
•Diluted earnings per share from continuing operations attributable to Enpro Inc. increased to $0.51, compared to diluted earnings per share of $0.32 last year
•Adjusted diluted earnings per share* decreased 3.7% to $6.54 versus $6.79 last year

2024 Guidance and Update

•Introducing guidance for 2024: revenue growth in the low to mid-single-digit range, adjusted EBITDA* in the range of $260 million to $280 million and adjusted diluted earnings per share* of $7.00 to $7.80
•Subsequent to quarter end, in late January Enpro completed the previously announced acquisition of Advanced Micro Instruments, Inc. ("AMI") for $210 million
•Entering 2024 with a net leverage ratio of 2.0x, inclusive of the recently completed AMI transaction
•Strong balance sheet and robust free cash flow provide significant financial flexibility to further organic growth initiatives and strategic acquisitions

CHARLOTTE, N.C., February 20, 2024 -- Enpro Inc. (NYSE: NPO) today announced its financial results for the three months and year ended December 31, 2023.

"We are pleased with Enpro’s strong performance and execution in 2023. Sealing Technologies delivered record profitability that largely offset softness in Advanced Surface Technologies due to continued weakness in the global semiconductor industry.” said Eric Vaillancourt, President and Chief Executive Officer. “Enpro delivered full year adjusted EBITDA* margin of 22.5% while generating outstanding operating cash flow. Despite significant semiconductor headwinds, AST segment margin approached 24% in 2023, demonstrating the segment’s value-added capabilities. Sealing Technologies 2023 segment margin exceeded 29%, despite a slowdown in the fourth quarter.”

Mr. Vaillancourt continued, “We are well positioned to build on the progress achieved in 2023 by continuing to execute on our strategic growth initiatives in both Sealing Technologies and AST. While the timing of a broader semiconductor capital equipment recovery remains uncertain, the industry is showing early signs of an uptick, and we remain focused on driving growth and value in our semiconductor business over a multi-year period. Our ability to navigate through any market environment with our solid execution and disciplined cost mitigation efforts underscores the resiliency of our business. We have a strong balance sheet to drive our strategy and deliver top and bottom-line growth, while continuing to provide a safe and vibrant working environment for our colleagues.”

Financial Highlights
(Amounts in millions except per share data and percentages)

	Quarters Ended December 31,			Years Ended December 31,
	2023	2022	Change	2023	2022	Change
Net Sales	$249.1	$271.9	(8.4)%	$1,059.3	$1,099.2	(3.6)%
Income (Loss) from Continuing Operations Attributable to Enpro Inc.	$(4.9)	$(57.5)	nm	$10.8	$6.7	61.2%
Diluted Earnings (Loss) Per Share Attributable to Enpro Inc. Continuing Operations	$(0.23)	$(2.76)	nm	$0.51	$0.32	59.4%
Adjusted Income from Continuing Operations Attributable to Enpro Inc.*	$25.0	$27.1	(7.7)%	$137.0	$141.8	(3.4)%
Adjusted Diluted Earnings Per Share*	$1.19	$1.30	(8.5)%	$6.54	$6.79	(3.7)%
Adjusted EBITDA*	$46.9	$53.4	(12.2)%	$238.0	$257.4	(7.5)%
Adjusted EBITDA Margin*	18.8%	19.6%		22.5%	23.4%
*Non-GAAP measure. See the attached schedules for adjustments and reconciliations of historical non-GAAP measures to GAAP measures. No reconciliation is presented for the 2024 guidance range of adjusted EBITDA and adjusted diluted earnings per share from continuing operations. Because of the forward-looking nature of these estimates, it is impractical to present quantitative reconciliations of such measures to comparable GAAP measures.

Fourth Quarter 2023 Consolidated Results of Continuing Operations

Sales of $249.1 million decreased 8.4% in the fourth quarter of 2023. Continued softness in the global semiconductor market, a sharp decline in demand in commercial vehicle OEM, and tepid general industrial, commercial aerospace and pharma demand during the quarter were partially offset by strategic pricing actions across markets and continued strength in nuclear energy. Excluding the impact of a divested business and foreign currency exchange translation, organic sales for the quarter declined 9.0% compared to last year.

Corporate expenses of $14.4 million in the fourth quarter of 2023 were down from $15.6 million a year ago primarily due to lower total compensation expense.

Loss from continuing operations attributable to Enpro Inc. was $4.9 million, compared to a loss of $57.5 million, impacted by a goodwill impairment charge. Adjusted income from continuing operations attributable to Enpro Inc. of $25.0 million decreased 7.7% compared to the fourth quarter of 2022. Diluted loss per share attributable to Enpro Inc. continuing operations was $0.23, compared to a diluted loss per share of $2.76 in the prior-year period, and adjusted diluted earnings per share* of $1.19 decreased 8.5%.

Adjusted EBITDA* of $46.9 million decreased 12.2% from $53.4 million last year. During the fourth quarter of 2023, strong share price performance increased long-term incentive compensation expense by $6.4 million, compared to an increase of $4.8 million last year.

The incremental $6.4 million in long-term compensation expense during the fourth quarter of 2023 was not considered when providing prior 2023 guidance commentary. Enpro does not contemplate compensation expenses related to share price changes when determining guidance. Modifications made during 2023 to the long-term incentive compensation program will lessen this impact in 2024 and eliminate the impact in years thereafter.

Fourth Quarter 2023 Segment Highlights of Continuing Operations

Sealing Technologies - Safeguarding environments with critical applications in diverse end markets
Garlock, STEMCO, and Technetics Group

	Quarters Ended December 31,			Years Ended December 31,
(Amounts in millions except percentages)	2023	2022	Change	2023	2022	Change
Sales	$147.0	$156.9	(6.3)%	$658.4	$624.3	5.5%
Adjusted Segment EBITDA	$38.4	$41.0	(6.3)%	$192.3	$159.1	20.9%
Adjusted Segment EBITDA Margin	26.1%	26.1%		29.2%	25.5%

•Sales decreased 6.3% versus the prior-year period. Excluding the impact of foreign exchange translation and a divested business, sales decreased 7.5%, driven by a sharp decline in commercial vehicle OEM and softness in general industrial, commercial aerospace, pharma and commercial vehicle aftermarket, partially offset by strategic pricing initiatives and continued strength in nuclear energy.
•Adjusted segment EBITDA decreased 6.3% versus the prior-year period. A decline in volume was the main driver of the decrease, offset in part by strategic pricing initiatives and cost mitigation activities. Excluding the impact of foreign exchange translation the divestiture, adjusted segment EBITDA decreased 7.9% compared to the prior-year period.

Advanced Surface Technologies - Leading edge precision manufacturing, coatings, innovative optical solutions and cleaning and refurbishment solutions - NxEdge, Technetics Semi, LeanTeq, and Alluxa

	Quarters Ended December 31,			Years Ended December 31,
(Amounts in millions except percentages)	2023	2022	Change	2023	2022	Change
Sales	$102.1	$115.4	(11.5)%	$401.2	$476.1	(15.7)%
Adjusted Segment EBITDA	$22.9	$28.9	(20.8)%	$95.5	$141.5	(32.5)%
Adjusted Segment EBITDA Margin	22.4%	25.0%		23.8%	29.7%

•Sales decreased 11.5% versus the prior-year period driven primarily by continued weakness in semiconductor capital equipment spending. Excluding the impact of foreign exchange translation, sales decreased 11.3% versus the prior-year period.
•Adjusted segment EBITDA decreased 20.8% versus the prior-year period. Excluding the impact of foreign exchange translation, adjusted segment EBITDA decreased 20.4%, driven primarily by the volume decline, mix, material cost increases and operating costs related to growth investments, offset in part by cost mitigation activities and pricing actions.

Full Year 2023 Consolidated Results

Sales of $1.06 billion decreased 3.6% compared to 2022. On an organic basis, sales declined 3.3% year-over-year driven primarily by the continued slowdown in the global semiconductor market, mostly offset by the contribution from strategic pricing actions and strength in the nuclear energy and aerospace markets.

Corporate expenses for 2023 of $49.5 million increased $2.5 million compared to 2022 due to an increase in total compensation expense.

Income from continuing operations attributable to Enpro Inc. increased to $10.8 million, compared to $6.7 million in the prior year. Adjusted income from continuing operations attributable to Enpro Inc. of $137.0 million decreased 3.4% compared to 2022. Diluted earnings per share attributable to Enpro Inc. continuing operations increased to $0.51, compared to diluted earnings per share of $0.32 in the prior year. Adjusted diluted earnings per share* decreased to $6.54, compared to $6.79 in the prior year.

Adjusted EBITDA* of $238.0 million decreased 7.5% compared to 2022. Adjusted EBITDA margin* of 22.5% decreased 90 basis points compared to last year driven primarily by the impact of the overall volume decline and a share-price-related increase in long-term incentive compensation expense, offset in part by the impact of strategic pricing actions and cost mitigation activities. Share price performance during 2023 resulted in a $7.1 million increase in long-term incentive compensation expense compared to an increase of $2.2 million last year.

Balance Sheet, Cash Flow and Capital Allocation

The company generated $208.4 million of cash flow from continuing operations during the year ended December 31, 2023 and $174.5 million of free cash flow, net of $33.9 million in capital expenditures. This compares to $106.1 million of cash flow from continuing operations and $76.7 million of free cash flow, net of $29.4 million in capital expenditures in 2022. During the fourth quarter, the company paid a regular quarterly dividend of $0.29 per share, with dividends totaling $24.3 million for the year ended December 31, 2023.

Enpro ended the fourth quarter with cash of $369.8 million and full availability under its revolving credit facility. The company exited 2023 with a net leverage ratio of 1.3x.

On January 29, 2024, Enpro completed the acquisition of AMI, a leading provider of highly engineered, application-specific analyzers and sensing technologies that monitor critical parameters to maintain infrastructure integrity, enable process efficiency, enhance safety, and facilitate the clean energy transition, for $210 million. Giving effect to the use of cash to fund this acquisition, the company’s net leverage ratio at year-end would have been approximately 2.0x.

Quarterly Dividend

On February 15, 2024, Enpro Inc. increased its quarterly dividend by 3.4% to $0.30 per share, from $0.29 per share previously. The dividend is payable on March 20, 2024, to shareholders of record as of the close of business on March 6, 2024. The company has increased its quarterly dividend for nine consecutive years since initiating a dividend in 2015.

2024 Guidance

The company expects 2024 revenue growth to be in the low to mid-single digit range, adjusted EBITDA* to be in the range of $260 million to $280 million and adjusted diluted earnings per share* from continuing operations to be in the range of $7.00 to $7.80.

Conference Call, Webcast Information, and Presentations

Enpro will hold a conference call today, February 20, 2024, at 8:30 a.m. Eastern Time to discuss fourth quarter and full year 2023 results. Investors who wish to participate in the call should dial 1-877-407-0832 approximately 10 minutes before the call begins and provide conference ID number 13735649. A live audio webcast of the call and accompanying slide presentation will be accessible from the company’s website, https://www.enpro.com. To access the earnings presentation, log on to the webcast by clicking the link on the company’s home page.

Primary Segment Operating Performance Measure

The primary metric used by management to allocate resources and assess segment performance is adjusted segment EBITDA, which is segment revenue reduced by operating expenses and other costs identifiable with the segment, excluding acquisition and divestiture expenses, restructuring costs, impairment charges, non-controlling interest compensation, amortization of the fair value adjustment to acquisition date inventory, and depreciation and amortization. Expenses not directly attributable to the segments, corporate expenses, net interest expense, gains/losses related to the sale of assets, and income taxes are not included in the computation of adjusted segment EBITDA. Under U.S. generally accepted accounting principles (“GAAP”), the primary metric used by management to allocate resources and assess segment performance is required to be disclosed in financial statement footnotes, and accordingly such metric as presented for each segment is not deemed to be a non-GAAP measure under applicable regulations of the Securities and Exchange Commission.

Non-GAAP Financial Information

This press release contains financial measures that have not been prepared in conformity with GAAP. They include adjusted income from continuing operations attributable to Enpro Inc., adjusted diluted earnings per share attributable to Enpro Inc., adjusted EBITDA, adjusted EBITDA margin, total adjusted segment EBITDA and free cash flow. Tables showing the reconciliation of these historical non-GAAP financial measures to the comparable GAAP measures are attached to the release. Adjusted EBITDA and adjusted diluted earnings per share anticipated for full year 2023 are calculated in a manner consistent with the historical presentation of these measures in the attached tables. Because of the forward-looking nature of these estimates, it is impractical to present quantitative reconciliations of such measures to comparable GAAP measures, and accordingly no such GAAP measures are being presented.

Management believes these non-GAAP metrics are commonly used financial measures for investors to evaluate the company’s operating performance and, when read in conjunction with the company’s consolidated financial statements, present a useful tool to evaluate the company’s ongoing operations and performance from period to period. In addition, these are some of the factors the company uses in internal evaluations of the overall performance of its businesses. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Forward-Looking Statements and Guidance

Statements in this press release that express a belief, expectation or intention, including the 2024 guidance and other statements that are not historical fact, are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: economic conditions in the markets served by the company’s businesses and the businesses of its customers, some of which are cyclical and experience periodic downturns; the impact of geopolitical activity on those markets, including instabilities associated with the armed conflicts in Ukraine and between Israel and Hamas and any conflict or threat of conflict that may affect Taiwan; uncertainties with respect to the imposition of government embargoes, tariffs and trade protection measures, such as “anti-dumping” duties applicable to classes of products, and import or export licensing requirements, as well as the imposition of trade sanctions against a class of products imported from or sold and exported to, or the loss of “normal trade relations” status with, countries in which the company conducts business, could significantly increase the company’s cost of products or otherwise reduce its sales and harm its business; uncertainties with respect to prices and availability of raw materials, including as a result of instabilities from geopolitical conflicts; uncertainties with respect to the company’s ability to achieve anticipated growth within the semiconductor, life sciences, and other technology-enabled markets, including uncertainties with respect to receipt of CHIPS Act support and the timing of completion of the new Arizona facility; the impact of fluctuations in relevant foreign currency exchange rates or unanticipated increases in applicable interest rates; unanticipated delays or problems in introducing new products; the impact of any labor disputes; announcements by competitors of new products, services or technological innovations; changes in the company’s pricing policies or the pricing policies of its competitors; risks related to the reliance of the AST segment on a small number of significant customers; uncertainties with respect to the company’s ability to identify and complete business acquisitions consistent with its strategy and to successfully integrate any businesses that it acquires; and uncertainties with respect to the amount of any payments required to satisfy contingent liabilities, including those related to discontinued operations, other divested businesses and discontinued operations of the company’s predecessors, including liabilities for certain products, environmental matters, employee benefit and statutory severance obligations and other matters. Enpro’s filings with the Securities and Exchange Commission, including its most recent Form 10-K and Form 10-Q reports, describe these and other risks and uncertainties in more detail. Enpro does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based.

Full-year guidance is subject to the risks and uncertainties discussed above and specifically excludes changes in the number of shares outstanding, changes in long-term compensation expense due to changes in the company’s common stock price, impacts from future and pending acquisitions, dispositions and related transaction costs, restructuring costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to December 31, 2023, and the impact of changes in foreign exchange rates subsequent to that date.

About Enpro

Enpro is a leading industrial technology company focused on critical applications across many end-markets, including semiconductor, industrial process, commercial vehicle, sustainable power generation, aerospace, food and pharma, photonics and life sciences. Headquartered in Charlotte, North Carolina, Enpro is listed on the New York Stock Exchange under the symbol "NPO". For more information about Enpro Inc., visit the company’s website at http://www.enpro.com.
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APPENDICES

Consolidated Financial Information and Reconciliations

Enpro Inc.
Consolidated Statements of Operations (Unaudited)
For the Quarters and Years Ended December 31, 2023 and 2022
(In Millions, Except Per Share Data)
	Quarters Ended		Years Ended
	December 31,	December 31,	December 31,	December 31,
	2023	2022	2023	2022
Net sales	$249.1	$271.9	$1,059.3	$1,099.2
Cost of sales	152.8	166.4	632.5	675.9
Gross profit	96.3	105.5	426.8	423.3
Operating expenses:
Selling, general and administrative	73.9	77.7	284.2	282.8
Goodwill impairment	—	65.2	60.8	65.2
Other	1.9	0.8	5.0	3.1
Total operating expenses	75.8	143.7	350.0	351.1
Operating income (loss)	20.5	(38.2)	76.8	72.2
Interest expense	(10.1)	(11.4)	(45.0)	(35.6)
Interest income	3.6	1.4	14.9	1.7
Other expense	(4.7)	(8.3)	(9.0)	(10.0)
Income (loss) from continuing operations before income taxes	9.3	(56.5)	37.7	28.3
Income tax expense	(13.8)	(4.6)	(30.8)	(24.4)
Income (loss) from continuing operations	(4.5)	(61.1)	6.9	3.9
Income from discontinued operations, including gain on sale, net of taxes	—	184.5	11.4	198.4
Net income (loss)	(4.5)	123.4	18.3	202.3
Less: net income (loss) attributable to redeemable non-controlling interests	0.4	(3.6)	(3.9)	(2.8)
Net income (loss) attributable to Enpro Inc.	$(4.9)	$127.0	$22.2	$205.1

Income (loss) attributable to Enpro Inc. common shareholders:
Income (loss) from continuing operations, net of tax	$(4.9)	$(57.5)	$10.8	$6.7
Income from discontinued operations, net of tax	—	184.5	11.4	198.4
Net income (loss) attributable to Enpro Inc.	$(4.9)	$127.0	$22.2	$205.1

Basic earnings (loss) per share attributable to Enpro Inc.:
Continuing operations	$(0.23)	$(2.76)	$0.52	$0.32
Discontinued operations	—	8.87	0.54	9.54
Basic earnings (loss) per share	$(0.23)	$6.11	$1.06	$9.86
Average common shares outstanding	20.9	20.8	20.9	20.8

Diluted earnings (loss) per share attributable to Enpro Inc.:
Continuing operations	$(0.23)	$(2.76)	$0.51	$0.32
Discontinued operations	—	8.87	0.54	9.51
Diluted earnings (loss) per share	$(0.23)	$6.11	$1.05	$9.83
Average common shares outstanding	21.0	20.9	21.0	20.9

Enpro Inc.
Consolidated Statements of Cash Flows (Unaudited)
For the Years Ended December 31, 2023 and 2022
(In Millions)
	2023	2022
Operating activities of continuing operations
Net income	$18.3	$202.3
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Income from discontinued operations, net of taxes	(11.4)	(198.4)
Taxes paid related to sale of discontinued operations	(3.3)	(25.8)
Depreciation	24.5	25.5
Amortization	70.0	77.6
Goodwill impairment	60.8	65.2
Loss (gain) on sale of businesses	(0.1)	0.6
Deferred income taxes	(7.7)	(14.0)
Stock-based compensation	9.8	6.5
Other non-cash adjustments	4.7	6.2
Change in assets and liabilities, net of effects of acquisitions and divestitures of businesses:
Accounts receivable, net	21.6	(0.1)
Inventories	10.3	(18.0)
Accounts payable	(5.2)	1.5
Other current assets and liabilities	18.4	(37.1)
Other non-current assets and liabilities	(2.3)	14.1
Net cash provided by operating activities of continuing operations	208.4	106.1
Investing activities of continuing operations
Purchases of property, plant and equipment	(33.9)	(29.4)
Proceeds from sale of businesses, net of cash sold	25.9	301.9
Acquisitions, net of cash acquired	—	(31.2)
Receipts from settlements of derivative contracts	—	27.4
Purchase of short-term investments	(35.8)	—
Redemption of short-term investments	35.8	—
Other	0.6	(0.1)
Net cash provided by (used in) investing activities of continuing operations	(7.4)	268.6
Financing activities of continuing operations
Proceeds from debt	—	61.0
Repayments of debt	(145.1)	(398.0)
Dividends paid	(24.3)	(23.4)
Other	(1.5)	(7.6)
Net cash used in financing activities of continuing operations	(170.9)	(368.0)
Cash flows of discontinued operations
Operating cash flows	(0.6)	21.3
Financing cash flows	—	(5.1)
Net cash provided by (used in) discontinued operations	(0.6)	16.2
Effect of exchange rate changes on cash and cash equivalents	5.9	(26.6)
Net increase in cash and cash equivalents	35.4	(3.7)
Cash and cash equivalents at beginning of period	334.4	338.1
Cash and cash equivalents at end of period	$369.8	$334.4
Supplemental disclosures of cash flow information:
Cash paid during the period for:

Interest, net	$43.3	$31.5
Income taxes, net	$17.2	$80.8

Enpro Inc.
Consolidated Balance Sheets (Unaudited)
As of December 31, 2023 and 2022
(In Millions)
	2023	2022
Current assets
Cash and cash equivalents	$369.8	$334.4
Accounts receivable, net	116.7	137.1
Inventories	142.6	151.9
Other current assets	21.2	44.9
Current assets of discontinued operations	—	15.9
Total current assets	650.3	684.2
Property, plant and equipment, net	193.8	185.2
Goodwill	808.4	863.8
Other intangible assets	733.5	799.8
Other assets	113.5	114.8
Total assets	$2,499.5	$2,647.8

Current liabilities
Current maturities of long-term debt	$8.1	$15.6
Accounts payable	68.7	73.4
Accrued expenses	119.6	120.2
Current liabilities of discontinued operations	—	2.3
Total current liabilities	196.4	211.5
Long-term debt	638.7	775.1
Deferred taxes and non-current income taxes payable	120.7	136.5
Other liabilities	116.1	111.7
Total liabilities	1,071.9	1,234.8

Redeemable non-controlling interests	17.9	17.9

Shareholders’ equity
Common stock	0.2	0.2
Additional paid-in capital	304.9	299.2
Retained earnings	1,128.0	1,130.2
Accumulated other comprehensive income (loss)	(22.2)	(33.3)
Common stock held in treasury, at cost	(1.2)	(1.2)
Total shareholders’ equity	1,409.7	1,395.1
Total liabilities and equity	$2,499.5	$2,647.8

Enpro Inc.
Segment Information (Unaudited)
For the Quarters and Years Ended December 31, 2023 and 2022
(Dollars in Millions)

Sales
	Quarters Ended		Years Ended
	December 31,		December 31,
	2023	2022	2023	2022
Sealing Technologies	$147.0	$156.9	$658.4	$624.3
Advanced Surface Technologies	102.1	115.4	401.2	476.1
	249.1	272.3	1,059.6	1,100.4
Less: intersegment sales	—	(0.4)	(0.3)	(1.2)
	$249.1	$271.9	$1,059.3	$1,099.2

Income (loss) from continuing operations attributable to Enpro Inc.	$(4.9)	$(57.5)	$10.8	$6.7

Earnings before interest, income taxes, depreciation,
amortization and other selected items (Adjusted Segment EBITDA)
	Quarters Ended		Years Ended
	December 31,		December 31,
	2023	2022	2023	2022
Sealing Technologies	$38.4	$41.0	$192.3	$159.1
Advanced Surface Technologies	22.9	28.9	95.5	141.5
	$61.3	$69.9	$287.8	$300.6

Adjusted Segment EBITDA Margin
	Quarters Ended		Years Ended
	December 31,		December 31,
	2023	2022	2023	2022
Sealing Technologies	26.1%	26.1%	29.2%	25.5%
Advanced Surface Technologies	22.4%	25.0%	23.8%	29.7%
	24.6%	25.7%	27.2%	27.3%

Reconciliation of Adjusted Segment EBITDA to Income (Loss) from Continuing Operations Attributable to Enpro Inc.
	Quarters Ended		Years Ended
	December 31,		December 31,
	2023	2022	2023	2022
Income (loss) from continuing operations attributable to Enpro Inc.	$(4.9)	$(57.5)	$10.8	$6.7
Plus: net income (loss) attributable to redeemable non-controlling interests	0.4	(3.6)	(3.9)	(2.8)
Income (loss) from continuing operations	(4.5)	(61.1)	6.9	3.9
Income tax expense	(13.8)	(4.6)	(30.8)	(24.4)
Income (loss) from continuing operations before income taxes	9.3	(56.5)	37.7	28.3
Acquisition and divestiture expenses	1.1	0.1	1.1	0.5
Non-controlling interest compensation allocation[1]	—	(0.5)	(0.3)	(0.6)
Amortization of the fair value adjustment to acquisition date inventory	—	1.0	—	13.3
Restructuring and impairment expense	1.4	0.7	4.0	1.9
Depreciation and amortization expense	23.4	25.1	94.3	102.8

Corporate expenses	14.4	15.6	49.5	47.0
Interest expense, net	6.5	10.0	30.1	33.9
Goodwill impairment	—	65.2	60.8	65.2
Other expense, net	5.2	9.2	10.6	8.3
Adjusted Segment EBITDA	$61.3	$69.9	$287.8	$300.6

Adjusted Segment EBITDA is total segment revenue reduced by operating expenses and other costs identifiable with the segment, excluding acquisition and divestiture expenses, restructuring and impairment expense, non-controlling interest compensation, amortization of the fair value adjustment to acquisition date inventory, and depreciation and amortization.

Corporate expenses include general corporate administrative costs. Expenses not directly attributable to the segments, corporate expenses, net interest expense, gains/losses related to the sale of assets, and income taxes are not included in the computation of Adjusted Segment EBITDA. The accounting policies of the reportable segments are the same as those for the Company.

1Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that was and is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred. The LeanTeq non-controlling interests were acquired by Enpro in December 2022.

Enpro Inc.
Adjusted Segment EBITDA Reconciling Items by Segment (Unaudited)
For the Quarters and Years Ended December 31, 2023 and 2022
(In Millions)
	Quarter Ended December 31, 2023
	Sealing Technologies	Advanced Surface Technologies	Total Segments
Acquisition and divestiture expenses	$1.1	$—	$1.1
Restructuring and impairment expense	$1.4	$—	$1.4
Depreciation and amortization expense	$6.2	$17.2	$23.4

	Quarter Ended December 31, 2022
	Sealing Technologies	Advanced Surface Technologies	Total Segments
Acquisition and divestiture expenses	$—	$0.1	$0.1
Non-controlling interest compensation allocation[1]	$—	$(0.5)	$(0.5)
Amortization of the fair value adjustment to acquisition date inventory	$—	$1.0	$1.0
Restructuring and impairment expense	$0.1	$0.6	$0.7
Depreciation and amortization expense	$6.3	$18.8	$25.1

	Year Ended December 31, 2023
	Sealing Technologies	Advanced Surface Technologies	Total Segments
Acquisition and divestiture expenses	$1.1	$—	$1.1
Non-controlling interest compensation allocation[1]	$—	$(0.3)	$(0.3)
Restructuring and impairment expense	$3.0	$1.0	$4.0
Depreciation and amortization expense	$25.1	$69.2	$94.3

	Year Ended December 31, 2022
	Sealing Technologies	Advanced Surface Technologies	Total Segments
Acquisition and divestiture expenses	$—	$0.5	$0.5
Non-controlling interest compensation allocation[1]	$—	$(0.6)	$(0.6)
Amortization of the fair value adjustment to acquisition date inventory	$—	$13.3	$13.3
Restructuring and impairment expense	$0.6	$1.3	$1.9
Depreciation and amortization expense	$26.2	$76.6	$102.8

1Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that was and is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred. The LeanTeq non-controlling interests were acquired by Enpro in December 2022.

Enpro Inc.
Reconciliation of Income (Loss) from Continuing Operations Attributable to Enpro Inc. to Adjusted Income from Continuing Operations Attributable to Enpro Inc. and Adjusted Diluted Earnings Per Share (Unaudited)
For the Quarters and Years Ended December 31, 2023 and 2022
(In Millions, Except Per Share Data)
	Quarters Ended December 31,
	2023				2022
	$	Average common shares outstanding, diluted	Per Share		$	Average common shares outstanding, diluted	Per Share
Income (loss) from continuing operations attributable to Enpro Inc.	$(4.9)	21.0	$(0.23)		$(57.5)	20.9	$(2.76)
Net income (loss) from redeemable non-controlling interests	0.4				(3.6)
Income tax expense	13.8				4.6
Income (loss) from continuing operations before income taxes	9.3				(56.5)

Adjustments from selling, general, and administrative:
Acquisition and divestiture expenses	1.1				0.1
Non-controlling interest compensation allocations[1]	—				(0.5)
Amortization of acquisition-related intangible assets	16.8				18.5
Adjustments from other operating expense and cost of sales:
Restructuring and impairment expense	1.9				0.7
Amortization of the fair value adjustment to acquisition date inventory	—				1.0
Adjustments from other non-operating expense:
Environmental reserve adjustment	2.5				5.3
Costs associated with previously disposed businesses	0.9				(0.6)
Net loss on sale of businesses	—				0.4
Pension expense (income) (non-service cost)	0.4				(1.5)
Tax indemnification asset [2]	—				0.9
Alluxa goodwill impairment	—				60.6
Foreign exchange losses related to the divestiture of a discontinued operation[3]	0.7				3.8
Other adjustments:
Other	0.2				—
Adjusted income from continuing operations before income taxes	33.8				32.2
Adjusted income tax expense	(8.4)				(8.7)
Net loss (income) from redeemable non-controlling interests	(0.4)				3.6
Adjusted income from continuing operations attributable to Enpro Inc.	$25.0	21.0	$1.19	4	$27.1	20.9	$1.30	4

	Years Ended December 31,
	2023				2022
	$	Average common shares outstanding, diluted	Per Share		$	Average common shares outstanding, diluted	Per Share
Income from continuing operations attributable to Enpro Inc.	$10.8	21.0	$0.51		$6.7	20.9	$0.32
Net loss from redeemable non-controlling interests	(3.9)				(2.8)
Income tax expense	30.8				24.4
Income from continuing operations before income taxes	37.7				28.3

Adjustments from selling, general, and administrative:
Acquisition and divestiture expenses	1.1				1.2
Non-controlling interest compensation allocations[1]	(0.3)				(0.7)
Amortization of acquisition-related intangible assets	68.4				74.8
Adjustments from other operating expense and cost of sales:
Restructuring and impairment expense	5.0				2.9
Amortization of the fair value adjustment to acquisition date inventory	—				13.1
Adjustments from other non-operating expense:
Asbestos receivable adjustment	—				2.8
Environmental reserve adjustment	2.9				5.1
Costs associated with previously disposed businesses	1.7				0.3
Net loss on sale of businesses	—				0.6
Pension expense (income) (non-service cost)	1.5				(3.6)
Tax indemnification asset [2]	—				0.9
Goodwill impairment	56.5				60.6
Foreign exchange losses related to the divestiture of a discontinued operation[3]	2.2				3.8
Other adjustments:
Other	0.8				0.2
Adjusted income from continuing operations before income taxes	177.5				190.3
Adjusted income tax expense	(44.4)				(51.3)
Net loss from redeemable non-controlling interests	3.9				2.8
Adjusted income from continuing operations attributable to Enpro Inc.	$137.0	21.0	$6.54	4	$141.8	20.9	$6.79	4

Management of the Company believes that it would be helpful to the readers of the financial statements to understand the impact of certain selected items on the Company's reported income from continuing operations attributable to Enpro Inc. and diluted earnings per share attributable to Enpro Inc., including items that may infrequently recur from time to time. The items adjusted for in this schedule are those that are excluded by management in budgeting or projecting for performance in future periods, as they typically relate to events specific to the period in which they occur. This presentation enables readers to better compare Enpro Inc. to other diversified industrial technology companies that do not incur the sporadic impact of restructuring activities, costs associated with previously disposed of businesses, acquisitions and divestitures, or other selected items.
Management acknowledges that there are many items that impact a company's reported results and this list is not intended to present all items that may have impacted these results.

Other adjustments are included in selling, general, and administrative, cost of sales, and other operating expenses on the consolidated statements of operations.
The adjusted income tax expense presented above is calculated using a normalized company-wide effective tax rate excluding discrete items of 25.0% and 27.0% for 2023 and 2022, respectively. Per share amounts were calculated by dividing by the weighted-average shares of diluted common stock outstanding during the periods.
1Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that was and is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred. The LeanTeq non-controlling interests were acquired by Enpro in December 2022.
2 In connection with the acquisition of Aseptic in 2019, we recognized a liability for uncertain tax positions and a related indemnification asset for the portion of that liability recoverable from the seller. We determined the statute of limitations expired on some of the uncertain tax positions in 2022 and 2021 and, accordingly, removed a portion of the liability and receivable. The release of the related liability was recorded as part of our tax expense for the years ended December 31, 2022 and 2021 and the reversal of the related receivable was recorded as an expense in other non-operating income (expense) on our consolidated statement of operations.
3In connection with the sale of GGB, accounted for as a discontinued operation, in the fourth quarter of 2022, we issued an intercompany note between a domestic and foreign entity that was denominated in a foreign currency. As a result of this note, we recorded a loss due to the change in exchange rate during December 2022. In January 2023, we hedged the outstanding notes and expect future gains or losses to be minimal.
4Adjusted diluted earnings per share.

Enpro Inc.
Reconciliation of Income (Loss) from Continuing Operations Attributable to Enpro Inc. to Adjusted EBITDA (Unaudited)
For the Quarters and Years Ended December 31, 2023 and 2022
(In Millions)
	Quarters Ended		Years Ended
	December 31,		December 31,
	2023	2022	2023	2022
Income (loss) from continuing operations attributable to Enpro Inc.	$(4.9)	$(57.5)	$10.8	$6.7
Net income (loss) attributable to redeemable non-controlling interests	0.4	(3.6)	(3.9)	(2.8)
Income (loss) from continuing operations	(4.5)	(61.1)	6.9	3.9

Adjustments to arrive at earnings from continuing operations before interest, income taxes, depreciation, amortization, and other selected items (Adjusted EBITDA):
Interest expense, net	6.5	10.0	30.1	33.9
Income tax expense	13.8	4.6	30.8	24.4
Depreciation and amortization expense	23.4	25.1	94.5	103.1
Restructuring and impairment expense	1.9	0.7	5.0	2.9
Environmental reserve adjustments	2.5	5.3	2.9	5.1
Costs (income) associated with previously disposed businesses	0.9	(0.6)	1.7	0.3
Net loss on sale of businesses	—	0.4	—	0.6
Acquisition and divestiture expenses	1.1	0.1	1.1	1.2
Pension expense (income) (non-service cost)	0.4	(1.5)	1.5	(3.6)
Non-controlling interest compensation allocation[1]	—	(0.5)	(0.3)	(0.6)
Asbestos receivable adjustment	—	—	—	2.8
Amortization of the fair value adjustment to acquisition date inventory	—	1.0	—	13.3
Tax indemnification asset [2]	—	0.9	—	0.9
Goodwill impairment	—	65.2	60.8	65.2
Foreign exchange losses related to the divestiture of GGB[3]	0.7	3.8	2.2	3.8
Other	0.2	—	0.8	0.2
Adjusted EBITDA	$46.9	$53.4	$238.0	$257.4

1Non-controlling interest compensation allocation represents compensation expense associated with a portion of the rollover equity from the acquisitions of LeanTeq and Alluxa that was and is subject to reduction for certain types of employment terminations of the LeanTeq and Alluxa sellers and is directly related to the terms of the respective acquisitions. This expense will continue to be recognized as compensation expense over the term of the put and call options associated with the acquisitions unless certain employment terminations have occurred. The LeanTeq non-controlling interests were acquired by Enpro in December 2022.

2 In connection with the acquisition of Aseptic in 2019, we recognized a liability for uncertain tax positions and a related indemnification asset for the portion of that liability recoverable from the seller. We determined the statute of limitations expired on some of the uncertain tax positions in 2021 and, accordingly, removed a portion of the liability and receivable. The release of the related liability was recorded as part of our tax expense for the year ended December 31, 2021 and the reversal of the related receivable was recorded as an expense in other non-operating income (expense) on our consolidated statement of operations.

3 In connection with the sale of GGB, accounted for as a discontinued operation, in the fourth quarter of 2022, we issued an intercompany note between a domestic and foreign entity that was denominated in a foreign currency. As a result of this note, we recorded a loss due to the change in exchange rate during December 2022. In January 2023, we hedged the outstanding notes and expect future gains or losses to be minimal.

Supplemental disclosure: Adjusted EBITDA as presented also represents the amount defined as "EBITDA" under the indenture governing the Company's 5.75% Senior Notes due 2026. For the year ended December 31, 2023 approximately 51% of the adjusted EBITDA as presented above was attributable to Enpro's subsidiaries that do not guarantee the Company's 5.75% Senior Notes due 2026.

Enpro Inc.
Reconciliation of Free Cash Flow (Unaudited)
(In Millions)

Free Cash Flow - Year Ended December 31, 2023
Net cash provided by operating activities of continuing operations	$208.4
Purchases of property, plant, and equipment	(33.9)
Free cash flow	$174.5

Free Cash Flow - Year Ended December 31, 2022
Net cash provided by operating activities of continuing operations	$106.1
Purchases of property, plant, and equipment	(29.4)
Free cash flow	$76.7